UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on June 11, 2013, Portland General Electric Company (PGE or the Company) entered into (a) an underwriting agreement with several underwriters named therein and Barclays Capital Inc., in its capacity as an agent relating to the offer and sale to the underwriters of 11,100,000 shares of PGE’s common stock, and (b) a forward sale agreement (the Equity Forward Sale Agreement, or EFSA) between the Company and Barclays Bank PLC relating to the forward sale by the Company, of 11,100,000 shares of Common Stock.

On June 10, 2015, PGE physically settled in full the EFSA, with the issuance of the remaining 10,400,000 shares of common stock available under the agreement, in exchange for net proceeds of $271 million. The Company intends to use the proceeds for general corporate purposes, which may include capital expenditures and/or the repayment of existing debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY (Registrant)
Date:	June 10, 2015	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance,
Chief Financial Officer and Treasurer